UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On October 22, 2010, Clearwater Paper Corporation, a Delaware corporation (the “Company”), completed its previously announced offering of $375 million principal amount of 7 1/8% Senior Notes due 2018 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of October 22, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

In accordance with the Indenture’s provisions, the gross proceeds from the sale of the Notes were placed into escrow pursuant to an escrow agreement (the “Escrowed Funds”). The Company granted the Trustee a security interest in the Escrowed Funds to secure the Company’s obligations under the Notes and the Indenture. The Indenture provides that if the closing of the Company’s previously announced agreement to acquire (the “Acquisition”) Cellu Tissue Holdings, Inc., a Delaware corporation (“Cellu Tissue”), does not occur on or prior to February 1, 2011, or if the merger agreement relating to the Acquisition is terminated at any time prior thereto (any such date, the “Trigger Date”), the Company will be required to redeem the Notes. The redemption price will be equal to (i) 100% of the aggregate principal amount of the Notes, if the Trigger Date occurs on or prior to December 31, 2010, and (ii) 101% of the aggregate principal amount of the Notes, if the Trigger Date occurs after December 31, 2010, in either case plus accrued and unpaid interest to, but not including, the redemption date. If the closing of the Acquisition occurs on or prior to February 1, 2011, then upon closing, the Escrowed Funds will be released to the Company.

Interest on the Notes will accrue at the rate of 7 1/8% per annum and will be payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2011. Interest on overdue principal and interest will accrue at a rate that is one percent higher than the then-applicable interest rate on the Notes. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding April 15 and October 15.

The Notes are unsecured and effectively subordinated to all of the Company’s existing and future secured debt, including borrowings under its existing secured revolving credit facility. The Notes will be guaranteed by certain of the Company’s “Restricted Subsidiaries,” which are future subsidiaries of the Company that are domestic subsidiaries and not designated as “Unrestricted Subsidiaries” by the Company. Upon the closing of the Acquisition and the release of the Escrowed Funds to the Company, the Notes will be guaranteed by Cellu Tissue and certain of its existing and future direct and indirect subsidiaries. Each Restricted Subsidiary will provide a guarantee of the payment of principal, premium and interest on the Notes on an unsecured basis. If the Company is unable to make payments on the Notes when they are due, each subsidiary guarantor is obligated to make them.

Prior to November 1, 2013, the Company may redeem, at any time at its option, up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of qualified equity offerings at a redemption price equal to 107.125% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest. The Company has the option to redeem all or a portion of the Notes at any time prior to November 1, 2014 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable premium set forth in the Indenture and accrued and unpaid interest. In addition, the Company has the option to redeem all or a portion of the Notes at any time on or after November 1, 2014 at the redemption prices set forth in the Indenture plus accrued and unpaid interest.

If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must offer to repurchase Notes from holders at the prices set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of its Restricted Subsidiaries to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. In addition, the Indenture requires, among other things, the Company to provide reports to holders of the notes. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence of customary events of default, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holder.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement dated as of October 22, 2010 with the initial purchaser of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the SEC pursuant to which it will offer to exchange the Notes for notes with substantially similar terms that are registered under the Securities Act. In certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange of the Notes, the Company will be required to make available an effective shelf registration statement registering the resale of the Notes. If the Company defaults on certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes with respect to which such default exists until the default is cured as set forth in the Registration Rights Agreement.

Second Amendment to Loan and Security Agreement

On October 22, 2010, the Company entered into the Second Amendment to the Loan and Security Agreement (the “ABL Amendment”) with Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto. The ABL Amendment amends Clearwater Paper’s existing Loan and Security Agreement, dated as of November 26, 2008, as amended, to permit the security interest granted by the Company to the Trustee in the Escrowed Funds.

The above descriptions of the Indenture, the form of the Notes, the Registration Rights Agreement and the ABL Amendment are qualified in their entirety by reference to the full text of each agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of October 22, 2010, between Clearwater Paper Corporation and U.S. Bank National Association, as trustee.

4.2	Form of 7 1/8% Senior Notes due 2018 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of October 22, 2010, between Clearwater Paper Corporation and Banc of America Securities LLC.

10.1	Second Amendment to Loan and Security Agreement, dated as of October 22, 2010, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2010

CLEARWATER PAPER CORPORATION

By:	/S/ MICHAEL S. GADD
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Indenture, dated as of October 22, 2010, between Clearwater Paper Corporation and U.S. Bank National Association, as trustee.

4.2	Form of 7 1/8% Senior Notes due 2018 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of October 22, 2010, between Clearwater Paper Corporation and Banc of America Securities LLC.

10.1	Second Amendment to Loan and Security Agreement, dated as of October 22, 2010, by and among the financial institutions signatory thereto, Bank of America, N.A. and Clearwater Paper Corporation.